SECRETARY OF STATE
                               [NEVADA STATE SEAL]



                                CORPORATE CHARTER


I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that ASPIN INCORPORATED did on JANUARY 13, 200, file in this office the original Articles of incorporation; that said Articles are now on file and of record in the office of Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.




IN WITNESS WHEREOF, I hereunto
set my hand and affixed the
Great Seal of State, at my
office, in Las Vegas, Nevada,
on JANUARY 13,2000



 [The Great Seal of Nevada
  State Seal]                                    Dean Heller
                                                 Secretary of State


                                                 By (Illegible)
                                                 Certification Clerk








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FILED #954-00
     -------
Jan 13 2000


                            ARTICLES OF INCORPORATION
                                       OF
                               ASPIN INCORPORATED
                             (A Nevada Corporation)

KNOW ALL MEN BY THESE PRESENTS:

         That I, the undersigned, having this day associated for the purpose of forming a corporation under and by virtue of laws of the State of Nevada, hereby adopt the following Articles of Incorporation:

                                    ARTICLE I

         The name of the corporation is:

                               ASPIN INCORPORATED

                                   ARTICLE II

         The principle place of business of the corporation located within the State of Nevada shall be 2949 East Desert Inn Road, Suite 1, Las Vegas, Clark County, Nevada 89121-3607, is hereby appointed and made the lawful resident agent for and on behalf of this corporation in and for the State of Nevada, for the conduct of business.

                                   ARTICLE III

         Business Concepts, Inc., a Nevada corporation, the address of which is 2949 East Desert Inn Road, Suite 1, Las Vegas, Clark County, Nevada 89121-3607, is hereby appointed and made the lawful resident agent for on behalf of this corporation in and for the State of Nevada, to accept and acknowledge service of, and upon which may be served, all necessary process or processes of any action, suit, or proceeding that may be land or brought against this corporation in any of the courts of the said State of Nevada; such services of process of notice or the acceptance thereof endorsed thereon by said agent shall have the same force and effect as if served upon this corporation, and said agent shall be in charge of the corporation. This appointment may be revoked at any time by the filing of the appointment of another agent.





                                   ARTICLE IV

         The nature of the business or objects or purposes proposed to be transacted, promoted, or carried on by the corporation shall be to engage in any lawful activity.

                                    ARTICLE V

         The amount of capital stock authorized is twenty-five thousand shares (25,000) shares of common stock at no par value.

         The consideration for the issuance of shares may be paid in whole or in part, in money, labor, property or other thing of value. When payment of the consideration for which shares are to be issued shall have been received by the corporation, such shares shall be deemed to be fully paid and nonassessable. In the absence of fraud in the transaction, the judgement of the broad of directors as to the value of the consideration for shares shall be conclusive.

         No holder of any of the stock of the corporation shall, as such holder, have any right to purchase or subscribe for any stock of any class which the corporation may issue or sell, whether or not such stock is issued out of the number of shares of the stock of the corporation, as such holder, have any right to purchase or subscribe for any obligation which the corporation may issue or sell that shall be convertible into, or exchangeable for, any shares of the stock of the corporation of any class or classes, or to have one director, and the following-named person shall constitute the board of directors of the corporation until his successors are elected:

               Name                          Post Office Address
               ----                          -------------------
             Anne Dean             2949 East Desert Inn Road, Suite 1
                                             Las Vegas, Nevada 89121-3607




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         The directors may, at any time prior to the first annual meeting, elect or appoint additional directors not exceeding the number set forth in the bylaws to serve until the first annual meeting or until their successors are elected and qualified. Thereafter, vacancies on the board of directors, however arising, may be filled at any time to time by the remaining directors.

         The successors of the first board of directors shall be elected at the annual meeting of the stockholders, to be held, commencing with the year 1999 on the date and at the time as provided in the bylaws. The directors shall hold office for one year, or until their successors shall have been duly elected and qualified as provided for in the bylaws, provided, however, that any one or more of the directors may removed with or without cause at any time by vote or written consent of the stockholders representing not less than two-thirds of the issued and outstanding capital stock entitled to voting power.

         The board of directors shall elect or appoint a president, a secretary, a treasurer, a resident agent, and such other offices or agents for the administration of the business of the corporation as it shall from time to time to determine. Offices of the corporation need not be members of the board of directors.

                                   ARTICLE IX

         Except for acts or omissions which involve intentional misconduct, fraud, a knowing violation of the law, or the payment of the distributions in violation of Section 78.300 or other applicable provision of Nevada Revised States, no director or officer of the corporation shall incur any personal liability to the corporation or its stockholders for damages for breach of his or her fiduciary duty as a director or officer of the corporation for acts or omissions prior to such repeal or modification.

         Subject to the laws of the State of Nevada, specially including, but not to limited to, the provisions of section 78.751 of Nevada Revised Statues, as may from time to time amended, and further subject to the same exceptions set for in the proceeding paragraph and to any express provisions relating to indemnification in the bylaws of the corporation (illegible) person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee, or agent of the corporation is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall be indemnified and held harmless by the corporation to the fullest extent legally permissible under the laws of the State of Nevada as may be in existence from time to time against all expenses, liability, and loss (including attorney's fees, judgments, fines, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith. Such right of indemnification shall be contingent upon, and shall exist only if, such person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, where such person also had no reasonable cause to believe his or her conduct was unlawful. Such right of indemnification, which is subject to the laws of the State of Nevada and the express provisions relating to indemnification in the bylaws of the corporation, shall be a contact right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers, employees, or agents of the corporation may have hereafter acquire; and such persons shall be entitled to their respective rights of indemnification under the bylaws of the corporation or any agreement, vote of stockholder, provision of law, or otherwise, as well as their rights under this paragraph.

The board of directors may adopt bylaws from time to time with respect to indemnification to provide at all times the fullest indemnification permitted by the laws of the State of Nevada. The indemnification provided in this paragraph shall continue as to a person who has ceased to be such a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.



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                                    ARTICLE X


         To the extent permitted by law, the private property of each and every stockholder, and every stockholder, officer, and director of the corporation, real or personal, tangible or intangible, now owned or hereafter acquired by any of them, is and shall be forever exempt from all debts and obligations of the corporation of any kind whatsoever.

                                   ARTICLE 1X

         In furtherance and not in limitation of the powers vested by the law, the board of directors is expressly authorized:

         (a) To hold meetings within or outside the State of Nevada:

         (b) If the bylaws so provide, to designate two or more of its number to constitute an executive committee, which committee, for the time being, as provided in resolution or in the bylaws of the corporation, shall have exercise any or all of the powers of the board of directors in the management of the business and affairs of the corporation; and subject to the bylaws, if any, adopted by the stockholders, to make, alter, amend, or change the bylaws of the corporation.

         A resolution in writing signed by all of the members of the board of directors of the corporation shall be and constitute action by the board of directors to the effect therein expressed with the same force and effect as though such resolution has been passed at a duly convened meeting, and shall be the duty of the secretary of the corporation to record every such resolution in the minute book of the corporation under its proper date.

         I, THE UNDERSIGNED, being the original incorporator named above for the purpose of forming a corporation under and pursuant to the laws of the State of Nevada, do make and file these Articles of incorporation, hereby declaring and certifying that the facts herein stated are true.







       IN WITNESS WHEREOF I have hereunto set my hand this 11th day of January, 2000.
                                                         /s/ Anne Dean
                                                       ------------------------
                                                        Anne Dean
                                                        Incorporator


STATE OF NEVADA)
               )SS
COUNTY OF CLARK)

           On this 11th day of January, 2000, before me, a Notary Public, Personally appeared Anne Dean, who acknowledged that she executed the above instrument.
                                                         /s/ F.V. Stambro
                                                       ------------------------
                                                                (Notary Public)
[stamp]


 OFFICIAL SEAL
 F.V. STAMBRO
(illegible)




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